Exhibit 10(jj)

REIMBURSEMENT AND CONTRIBUTION AGREEMENT

THIS REIMBURSEMENT AND CONTRIBUTION AGREEMENT (hereinafter the “Agreement”) is made and entered into as of July 19, 2019, by and among MURANO AT THREE OAKS ASSOCIATES, LLC, a Florida limited liability company (hereinafter “Borrower”), J. I. KISLAK, INC., a New Jersey corporation (hereinafter “Kislak”), HMG/COURTLAND PROPERTIES, INC., a Delaware corporation (hereinafter “HMG”), CSG GROUP, LLC, a Florida limited liability company (herein after “CSG”), W. DOUGLAS PITTS, individually (hereinafter “Doug”), and Kiki L. Courtelis as Trustee of Investment Trust created under the Alec P. Courtelis Declaration of Trust dated April 8, 1994 (the “Courtelis Trust”; the Courtelis Trust together, and jointly and severally, with Doug, is collectively referred to as “Pitts”).

WITNESSETH:

WHEREAS, HMG is the parent of HMG Ft. Myers, LLC, a Florida limited liability company, which limited liability company is a member in the Borrower; and

WHEREAS, Kislak is the parent of JIK Murano at Three Oaks LLC, a Delaware limited liability company, which limited liability company is a member in the Borrower; and

WHEREAS, Pitts, directly or indirectly, is a principal in Courtelis Murano Top Associates, LLC, a Florida limited liability company, which limited liability company is a member in the Borrower; and

WHEREAS, CSG is a member in the Borrower; and

WHEREAS, the Borrower has obtained the Loan (as hereinafter defined) to construct its rental project on the Property (as hereinafter defined), which Loan requires HMG, Kislak, CSG and Pitts (hereinafter individually or collectively the “Guarantor(s)”, to jointly and severally guarantee: (i) the repayment of $41,590,533.00 of the principal balance of the Loan and other sums; (ii) completion of the improvements comprising such rental project; and (iii) repayment and performance of other obligations of the Borrower, and losses incurred due to “Bad Acts Events”, as defined herein, and other acts of Borrower, Guarantors and related parties; and

WHEREAS, each of the Guarantors has each executed and delivered a Guaranty and Suretyship Agreement (the “Repayment Guaranty”) and a Completion Guaranty (the “Completion Guaranty”); (hereinafter, the Repayment Guaranty and the Completion Guaranty, shall each be referred to individually as a “Guaranty” and, collectively both shall be referred to as the “Guaranties”) in favor of PNC Bank, , National Association (hereinafter “Lender”); and

WHEREAS, such Guaranties guarantee to Lender, among other things, repayment of a construction loan made by Lender in the original principal amount of Forty One Million Five Hundred Ninety Thousand Five Hundred Thirty Three and no/100 Dollars $41,590,533.00) to Borrower evidenced by a Promissory Note dated July 19, 2019 (the “Loan”), plus all other sums due under the Loan, as well as completion of the improvements comprising the rental project to be constructed on the real property described on Exhibit “A” attached hereto (hereinafter the “Property”), which Loan is secured by, among other things, a mortgage from Borrower in favor Lender encumbering Borrower’s fee simple interest in the Property, and other documents (the “Loan Documents”); and

WHEREAS, Borrower and the Guarantors wish to enter into certain covenants and agreements related to the Loan with respect to their obligations to each other and with respect to any payments and/or performance that might be made by one or more of the Guarantors to Lender under any of the Guaranties;

NOW, THEREFORE, for and in consideration of the sum of Ten and 00/100 Dollars ($10.00) in hand paid and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

1.          Recitations. The above recitations are true and accurate and are incorporated into this Agreement by this reference as if restated herein.

2.          Guaranty of Payment and Performance: Borrower hereby guarantees to each of the Guarantors, the full and unconditional payment when due of all sums due under the Loan Documents, and the full and unconditional performance of each and every one of Borrower’s obligations under the Loan Documents.

3.           Indemnification of Each Guarantor by Borrower: Should Borrower, for any reason whatsoever, fail to pay or perform its obligations under the Loan Documents as and when due, or trigger a Recourse Event as defined in the Guaranties, then: Borrower (as to 100% of all sums and all performance due hereunder) shall defend, indemnify and hold each of the Guarantors harmless from and against any and all claims, demands, actions, causes of action, damages, costs, expenses (including, without limitation, reasonable attorneys’ fees and costs at all trial and appellate levels and in any bankruptcy proceedings), liabilities and judgments whatsoever arising out of or as a result of such failure of Borrower.

4.       Reimbursement Obligations.

(a)   If any Guarantor is required to pay or perform and actually does pay any amount to Lender for the benefit of Borrower or performs any act required by Lender for the benefit of Borrower in connection with the Loan Documents or Guaranties, (each such payment or cost of performance is hereinafter referred to as a “Payment or Performance”), such paying and/or performing Guarantor shall have the right to be reimbursed by Borrower for any and all such amounts paid and/or sums made in the Payment or Performance (any such obligation being referred to as the “Reimbursement Obligation”).

(b) Any amount paid with respect to a Reimbursement Obligation, plus simple interest at an annual rate of four (4) percentage points over the Wall Street Journal Prime Rate in effect, as same may change, from time to time, from the date so paid, shall be due and payable within ten (10) business days of the date of a written demand from the paying party. Such notice shall state the amount then due and the date paid.

(c) Any right to reimbursement hereunder shall be subject to such limitations on the assertion and enforcement of rights and claims by the Guarantors against Borrower and each other as further provided in this Agreement.

5.          Contribution Obligations among Guarantors.

(a)   If a Guarantor is required to make any Payment or Performance, and should such Guarantor not be reimbursed by Borrower after notice as provided for in Section 4(b) above (or should it be prohibited from giving such notice or securing, receiving or retaining such reimbursement by the terms of a Guaranty, by any stay or injunction or by any other means), then the Guarantor making the Payment or Performance shall be entitled to contribution from the other Guarantors in an amount equal to the Payment or Performance; provided however that the liability of any Guarantor for any Payment or Performance shall not exceed such Guarantor’s pro-rata share of such liability (such obligation, a “Pro-Rata Share”). For purposes hereof, the Pro Rata Shares of each of the Guarantors shall be as follows:

HMG 1/4

Kislak 1/4

CSG 1/4

Doug 1/8

Courtelis Trust 1/8

By way of example only and not limitation, assuming that the principal amount of the unpaid loan was $10,000,000 and only that amount was claimed by the Lender under a Guaranty, the respective maximum liability of each of the Guarantors would be as follows: (a) HMG - $2,500,00.00; (b) Kislak - $2,500,00.00; (c) CSG - $2,500,00.00; (d) Doug – $1,250,000.00; and (e) Courtelis Trust- $1,250,000.00. If HMG were compelled to make a Payment or Performance in the amount of $10,000,000, Kislak and CSG would be each liable to reimburse HMG for $2,500,000.00, and Doug and Courtelis Trust would be each liable to reimburse HMG for $1,250,000.00 pursuant to the terms hereof.

(b)  Each contribution payment due hereunder shall be due and payable to the Guarantor having made the Payment or Performance within ten (10) business days of the date of a written notice from such paying Guarantor, which notice shall describe the amount of the Payment or Performance by such Guarantor and the dollar amount of the Pro-Rata Share then due from each of the other Guarantors.

6.          Reimbursement Obligations Limited as to Payment or Performance Caused by Act or Omission of the Paying Guarantor or its affiliate.

(a)  In addition to other liabilities, Sections of the Repayment Guaranty impose on each Guarantor liability for matters arising out of “Carveout Events” and/or “Recourse Events” as such terms are defined in the Repayment Guaranty (the foregoing events are, collectively, “Bad Acts Event(s)”).

(b)       Where Payment or Performance is made by a Guarantor due to (i) an alleged act or omission of another Guarantor comprising a Bad Acts Event, or (ii) the breach of the provisions of one of the Guaranties by the alleged act or omission of another Guarantor comprising a Bad Acts Event, or (iii) the alleged act, omission or breach by another Guarantor’s “Affiliate, officer, director or representative” as described in the Repayment Guaranty comprising a Bad Acts Event, and the Guarantor who has made such Payment or Performance is not responsible for, and did not cause, such act, omission or breach (and such act, omission or breach was not caused by such Guarantor’s “Affiliate, officer, director or representative”), then and in that event, the Guarantor who has made Payment or Performance for such a Bad Acts Event (and in addition to any other Reimbursement Obligation or indemnification obligation due from Borrower or contribution from each Guarantor hereunder) shall be entitled to receive 100% (and not limited to a Pro-Rata Share) of the Payment or Performance for such Bad Acts Event from the Guarantor whose alleged act, omission or breach (including, without limitation, acts, omissions and breaches caused by such other Guarantor’s “Affiliate, officer, director or representative”) resulted in the paying Guarantor’s Payment or Performance for such Bad Acts Event. As used in this Section 6, an Affiliate of a Guarantor shall not include the Borrower.

7.          Demand Rights.

(a)        Any Guarantor upon whom demand has been made to make any Payment or Performance, other than the Guarantor described in subsections (i), (ii) or (iii) of Section 6(b) above who caused, or is responsible for those who caused, the Bad Acts Event giving rise to the Payment or Performance, shall have the right to require Borrower to make the requested payment.

(b)       Any Guarantor that has been called upon to incur any Payment or Performance shall have the right to demand in writing that the other Guarantors pay their Pro-Rata Share of such Payment or Performance to such Guarantor, plus simple interest at an annual rate of four (4) percentage points over the Wall Street Journal Prime Rate in effect, as same may change, from time to time, from the date the Payment or Performance was made, which sum shall be due and payable within ten (10) business days of the date of a written notice demand from the paying Guarantor. Such, written notice shall describe the amount of the Payment or Performance made and shall state the amount then due and the date made. Without limiting the foregoing demand rights, any Guarantor that receives a written demand for Payment or Performance from Lender (a “Lender Demand”) shall have the immediate right (prior to actually paying the Lender or performing for the Lender) to demand in writing that the other Guarantors pay their Pro-Rata Share of such Payment or Performance to such Guarantor (for immediate remittance to Lender) or directly to the Lender (a “Direct Contribution Notice”), which sum shall be due and payable within ten (10) business days of the date that the Guarantor(s) receive their respective Direct Contribution Notice from the Guarantor providing such notice. Such notice shall include a copy of the Lender Demand.

(c)      If a Guarantor who has made Payment or Performance (the “Contributing Guarantor(s)”) has not been paid or reimbursed by any other Guarantor(s) in accordance with subparagraph (b) above after such Guarantor(s) has received a Direct Contribution Notice (the “Non-Contributing Guarantor(s)”), then Borrower shall be required to make the requested payment to the Contributing Guarantor(s) from any funds that would otherwise be due to such Non-Contributing Guarantor(s) or its Affiliate from Borrower. Each Guarantor and their Affiliate expressly instructs the Borrower that before distributing any funds that Borrower would be required to pay such Non-Contributing Guarantor(s) or its Affiliate, those funds shall be directed to and be paid by Borrower to the Contributing Guarantor(s), until all sums due from the Non-Contributing Guarantor(s) to such Contributing Guarantor(s), have been paid in full.

8.           Consensus Among Guarantors. In an effort to protect the interests of all Guarantors, the parties agree that, except in the event of an emergency or time-sensitive event or deadline (including any Performance that a Guarantor elects, in its sole discretion, to undertake in an effort to minimize further liability under the Guaranties), prior to any Payment or Performance being made or initiated by any individual Guarantor hereunder, and prior to any party to this Agreement waiving any defenses or taking any action, the Guarantors shall call a meeting of all Guarantors to discuss (on a non-binding basis) a course of action regarding Payment or Performance and as to the preservation of rights, remedies and defenses of the Guarantors (and such meeting may be conducted in person and/or by conference call and/or by video conference). Such meeting may be convened (at any time between 9:00am EST and 5:00pm EST, Monday through Friday excluding federal bank holidays) by any Guarantor by providing a minimum of three (3) days written notice (inclusive of email transmission) to all other Guarantors (which notice must include a date, time and dial-in-number for a conference call). Notwithstanding the foregoing, no Guarantor shall be deemed as prohibited from taking actions to protect its own rights, remedies or defenses if reasonably required to do so before the occurrence of the meeting. For the avoidance of doubt, no actual consensus or other agreement must actually be reached at the meeting contemplated by this Section 8, and the failure or refusal of any Guarantor to actually attend or otherwise participate in such meeting shall not negate the fact that such meeting actually occurred (even if, for any reason, none or less than all of the noticed Guarantors attend the meeting).

9.          Continuing Obligation. The obligations of Borrower and the Guarantors hereunder shall remain outstanding and in force until one (1) year after all of the obligations of Borrower to Lender and all obligations of any of the Guarantors to Lender under the Loan Documents have been satisfied and extinguished.

10.           Rules of Construction. This Agreement shall be construed and interpreted under the laws of the State of Florida. The titles of paragraphs herein have been inserted as a matter of convenience of reference only and shall not control or affect the meaning or construction of any of the terms or provisions herein. All references herein to the singular shall include the plural, and vice versa. This Agreement shall not be construed more strictly against one party than another because the Agreement was drafted or prepared by one party or its counsel, all parties having had the opportunity to participate in the drafting and negotiation of this Agreement.

11.           Entire Agreement. This Agreement contains the entire agreement of the parties hereto, and no representations, inducements, promises, or agreements, oral or otherwise, between the parties not embodied herein shall be of any force or effect.

12.         Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective personal representatives, successors and assigns. No assignment of any rights or obligations hereunder shall relieve the assignor of its obligations and liabilities.

13.         Amendments. No amendment to this Agreement shall be binding on any of the parties hereto unless such amendment is in writing and is executed by the party against whom enforcement of such amendment is sought.

14.         No Discharge of Liability: No Effect on Obligations Under Guaranties. The liability of the Guarantors under this Agreement shall not be limited in any way to, or impaired by, the consent of any of the Guarantors to any amendment to or modification, or termination or release, of the Guaranties or any document evidencing or securing the Loan.

15.         No Waiver; Remedies Cumulative. No failure on the part of any Guarantor to exercise, and no delay in exercising, any right, power or remedy under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right under such documents preclude any other or further exercise thereof or the exercise of any other right. The remedies provided herein are cumulative and not exclusive of any remedies provided by law or equity including, without limitation, any common law or statutory right to reimbursement, contribution or exoneration.

16.         Notices. Every notice required or permitted to be served upon or given to any party hereto shall be in writing and shall be delivered in person or sent by nationally recognized overnight courier service, or in registered or certified form, postage prepaid, return receipt requested, and addressed to the addresses set forth below each party’s execution on the following pages (or such other address as a party may give notice of to the other parties to this Agreement). Each Guarantor who receives a notice or demand from Lender, or from another Guarantor hereunder, shall use commercially reasonable efforts to provide a copy of same to the other Guarantors.

17.         Time of Essence. Time is of the essence of this Agreement.

18.         Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, and all such counterparts together shall constitute one and the same instrument.

19.         No Third-Party Beneficiaries. No parties other than the Guarantors shall be entitled to rely on or to enforce the terms and provisions hereof.

20.        Attorneys’ Fees. In the event of a dispute or collection action related to this Agreement the prevailing party shall recover from the non-prevailing party(s) all reasonable attorneys’ and paralegals’ fees and costs incurred related thereto at all trial and appellate levels and in any bankruptcy proceedings.

21.         Capitalized Terms. Capitalized terms not otherwise defined in this Agreement, shall have the meanings ascribed to them in the Loan Documents.

[Signature page follows]

IN WITNESS WHEREOF, each of the parties hereto have duly signed and sealed this Agreement, effective as of the day and year first above written.

MURANO AT THREE OAKS ASSOCIATES, LLC

a Florida limited liability company

By: COURTELIS MURANO TOP ASSOCIATES, LLC,

a Florida limited liability company, its manager

By: Newcaster Devcorp, Inc., a Florida corporation,

its manager

By:	/S/ Elias Vassilaros

Elias Vassilaros

Executive Vice President

Contact for Notices: 703 Waterford Way, Suite 800 Miami, Florida 33126-4677

Attn: Elias Vassilaros

Fax: (305) 261-4338

E-mail:evassilaros@courtelis.com

/S/ W. Douglas Pitts

W. DOUGLAS PITTS, Individually

/S/ Kiki L. Courtelis

Kiki L. Courtelis as Trustee of Investment Trust created under the Alec P. Courtelis Declaration of Trust dated April 8, 1994

Contact for Notices (for Doug and the Courtelis Trust):

703 Waterford Way, Suite 800

Miami, FL 33126

Fax: (305) 261-4338

E-mail: dpitts@courtelis.com

JIK MURANO AT THREE OAKS LLC,

a Delaware limited liability company

By:	/S/ Thomas Bartelmo
Thomas Bartelmo
President

Contact for Notices:

7900 Miami Lakes Drive West
Miami Lakes, Florida 33016
Attn: Thomas Bartelmo, President
Fax: (305) 824-0455
E-mail: tbartelmo@kislak.com

Courtelis Murano TOP Associates, LLC, a Florida limited liability company

By: Newcaster Devcorp, Inc., a Florida corporation, its manager

By:	/S/ Elias Vassilaros
Elias Vassilaros
Executive Vice President

Contact for Notices:

703 Waterford Way, Suite 800
Miami, Florida 33126-4677
Attn: Elias Vassilaros
Fax: (305) 261-4338
E-mail: evassilaros@courtelis.com

HMG Fort Myers, LLC, a Florida limited liability company

By: HMG/Courtland Properties Inc., a Delaware corporation, its manager

By:	/S/ Maurice Wiener
Maurice Wiener
President

Contact for Notices:

1870 South Bayshore Drive
Miami, Florida 33133
Attn: Maurice Wiener, President
Fax: (305) 856-7342
Email: whemingway@hmgcourtland.com
And camarotti@hmgcourtland.com

CSG Group, LLC a Florida limited liability company
By: Barron Collier Management, LLC
a Florida limited liability company,
its Manager

By:	/S/ Brian Goguen
Brian Goguen
Chief Operating Officer

Contact for Notices:

Barron Collier Companies
2600 Golden Gate Parkway
Naples, Florida 34105-3227
Attn: Brian Goguen, Vice President
Phone: (239) 262-2600
Email:BrianGoguenbarroncollier.com

EXHIBIT “A”

PROPERTY

The land referred to herein below is situated in the County of Lee, State of FL, and described as follows:

Lot 1 of the record plat of Alico East CPD recorded in Instrument Number 2019000158942 of the Public Records of Lee County, Florida.